Exhibit 5.1

(Letterhead)

Nancy Kane

Senior Vice President and

Senior Associate Counsel

Direct Dial: 205.268.3366

Facsimile Number: 205.268.5516

Toll Free Number: 800.627.0220

e-mail: nancy.kane@protective.com

May 31, 2012

Protective Life Corporation

2801 Highway 280 South

Birmingham, Alabama 35223

RE:         Protective Life Corporation — Registration Statement on Form S-3

Ladies and Gentlemen:

As Senior Associate Counsel at Protective Life Corporation, a Delaware corporation (“Protective”), I have acted as counsel to Protective in connection with the registration, pursuant to a Registration Statement of Protective on Form S-3, File No. 333-175224 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), of the offering and sale by Protective of up to $37,500,000 aggregate principal amount of its 6.25% Subordinated Debentures due 2042 (the “Debentures”), issued under a Subordinated Indenture dated as of June 1, 1994, between Protective and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to AmSouth Bank, N.A.) (the “Trustee”), as supplemented by that certain Supplemental Indenture No. 9, dated as of May 18, 2012, between Protective and the Trustee.  The Debentures have been issued and sold pursuant to a Purchase Agreement, dated as of May 15, 2012 (the “Purchase Agreement”), between Protective and the underwriters named therein.

In so acting, I, or attorneys in whom I have confidence working under my supervision, have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

In all such examinations, I have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to me as conformed or reproduction copies.  I have relied as to factual matters upon, and have assumed the accuracy of, the representations and warranties contained in or made pursuant to the Purchase Agreement and statements or information of or from public officials and other officers and representatives of Protective and its subsidiaries.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that the Debentures are validly issued and constitute valid and binding obligations of Protective, enforceable against Protective in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity (whether considered in a proceeding at law or in equity).

My opinion expressed above is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and the reported cases interpreting those laws, as currently in effect, and the federal laws of the United States of America, and I do not express any opinion herein concerning any other laws.

I hereby consent to the filing of this opinion as an exhibit to Protective’s Current Report on Form 8-K filed by Protective with the Commission on the date hereof, the incorporation by reference thereof in the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus Supplement dated May 15, 2012, relating to the offer and sale of the Debentures.  In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Nancy Kane
Nancy Kane
Senior Vice President and Senior Associate Counsel
Protective Life Corporation